CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A (file number 333-169494) of our report dated September 15, 2010 with respect to the audited  financial statements of Zenitech Corporation  for the year ended December 31, 2009 and for the period from July 28, 2005 (inception) through December 31, 2009.

We also consent to the references to us under the heading Experts in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

December 8, 2010